Exhibit 99.1

FOR IMMEDIATE RELEASE

J. ALEXANDER’S HOLDINGS, INC. REPORTS RESULTS FOR

SECOND QUARTER ENDED JULY 4, 2021;

SALES FOR THE QUARTER EXCEED 2019 LEVELS BY NEARLY 10%

NASHVILLE, TN, August 17, 2021 — J. Alexander’s Holdings, Inc. (NYSE: JAX) (the “Company”), owner and operator of J. Alexander’s, Redlands Grill, Stoney River Steakhouse and Grill and other restaurants, today provided a business update and reported results for the second quarter ended July 4, 2021.

Mark A. Parkey, Chief Executive Officer of the Company, stated, “Our sales momentum in 2021 continues to be impressive, with sales for the second quarter of 2021 representing nearly 110% of sales in the second quarter of 2019. Further, our profit margins continue to be solid despite recent pressure on input costs. We’re optimistic at this point that we’ve managed through the worst of the supply chain uncertainty and continue to expect strong demand for the dining experience that we provide daily to our loyal guests.”

Second Quarter 2021 Highlights Compared To The Second Quarter Of 2020

•	Cash provided by operating activities for the first half of 2021 was $15,280,000 as compared to cash used in operating activities in the first half of 2020 of $3,764,000.

•

Average weekly same store sales per restaurant (1) for the second quarter of 2021 were $121,600 for the J. Alexander’s/Grill restaurants, up 135.7% as compared to $51,600 for the second quarter of 2020. For the Stoney River restaurants average weekly same store sales per restaurant were $88,000 for the second quarter of 2021 as compared to $34,300 for the second quarter of 2020, for an increase of 156.6%.

•

Net sales for the second quarter of 2021 were $68,101,000, up from $27,602,000 reported in the second quarter of 2020. The second quarter of 2020 saw the COVID-19 pandemic at its peak, and dining room closures and capacity restrictions were pervasive throughout the Company’s restaurants. In the second quarter of 2021, the majority of the Company’s locations were operating at full capacity for the entire quarter, while a limited number of locations (primarily those in Michigan and Illinois) continued to have some level of capacity restrictions into late June 2021. However, all restaurants were fully reopened as of the end of the second quarter of 2021.

•

Income from continuing operations before income taxes totaled $2,232,000 for the second quarter of 2021. This compares to a loss from continuing operations before income taxes of $11,352,000 in the second quarter of 2020, which included the impact of approximately $1,100,000 in expenses related to emergency and other vacation and sick leave benefits related to the COVID-19 pandemic and approximately $321,000 related to severance and other restaurant closing costs. The second quarter of 2021 was impacted by approximately $1,888,000 of transaction costs related to the Company’s evaluation of strategic alternatives and the merger agreement entered into on July 2, 2021, as further discussed below.

•	Results for the second quarter of 2021 included income tax benefit of $24,000 compared to an income tax benefit of $4,419,000 in the second quarter of 2020.

•	Net income for the second quarter of 2021 totaled $2,253,000 compared to a net loss of $6,988,000 in the second quarter of 2020.

•	Basic and diluted earnings per share were $0.15 for the second quarter of 2021 compared to basic and diluted loss per share of $0.48 for the second quarter of 2020.

•	Adjusted EBITDA (2) was $7,788,000 in the second quarter of 2021 compared to $(7,363,000) in the second quarter of 2020.

•	Restaurant Operating Profit (Loss) Margin (3) was 14.2% in the second quarter of 2021 compared to (25.4)% for the second quarter of 2020.

•	Food and beverage costs as a percentage of net sales in the second quarter of 2021 were 33.6% compared to 37.9% in the second quarter of 2020.

The Company has seen positive trends in its sales recovery throughout 2021. Net sales in April, May and June 2021 reached approximately 106%, 107% and 115%, respectively, of sales experienced in the comparable periods of 2019, which was partially due to the new restaurant opening in La Cantera at the end of March 2021. On a 2-year comparative basis, average weekly same store sales were up 6.2% for the J. Alexander’s / Grills restaurants and up 10.6% for the Stoney River restaurants for the second quarter of 2021 as compared to the second quarter of 2019. Off-premise net sales for the second quarter of 2021 represented approximately 10.5% of total net sales for the quarter. Sales results for the second quarter of 2021 were aided by a price increase of approximately 3% taken during June 2021, as well as the continuing benefit of the price increase and packaging fee that were implemented in the second half of 2020.

Chief Executive Officer’s Comments

“We continue to be extremely encouraged by the resilience and pace of recovery of our restaurants as they each returned to full operating capacity over the course of the first half of 2021,” stated Parkey. “Further, our newest restaurant in the La Cantera Heights development in San Antonio has performed well above our original expectations during its first full quarter of operations, generating $105,800 in average weekly sales for the quarter. While the second quarter presented us with challenges on both the commodity cost front as well as from a labor sourcing and retention standpoint, we were able to navigate through those challenges and turn in strong operating results for the quarter.”

Liquidity and Business Update

As of July 4, 2021, the Company’s cash and cash equivalents totaled $22,611,000, and total outstanding indebtedness was $12,917,000, including $10,000,000 outstanding on the Company’s lines of credit facilities. On April 30, 2021, the Company repaid $6,000,000 on its outstanding lines of credit and on July 1, 2021, the Company borrowed $5,000,000 on its lines of credit. As of August 15, 2021, the Company has available capacity under its various revolving lines of credit totaling $26,000,000. The Company was in compliance with all required debt covenants as of July 4, 2021, and expects to be in compliance with its financial covenants for at least the next twelve months and to continue to meet conditions required to access its lines of credit.

As of August 15, 2021, the Company had cash on hand of approximately $22,060,000. The Company anticipates that, based on current business levels, it will have adequate liquidity for fiscal 2021 from operating cash flows and available borrowings.

Restaurant Development

Earlier in fiscal 2021, the Company began construction of a new J. Alexander’s Restaurant in Madison, AL, which is expected to open early in the first quarter of fiscal 2022.

Announced Agreement and Plan of Merger with SPB Hospitality, LLC

On July 2, 2021, the Company announced it entered into a merger agreement under which SPB Hospitality, LLC will acquire the Company in an all cash transaction valued at approximately $220 million, with shareholders receiving $14.00 in cash per share of common stock. The transaction is subject to customary closing conditions and is expected to be completed early in the fourth quarter of 2021.

2021 Outlook

The Company is not providing guidance for fiscal 2021 in light of the pending merger transaction and the continuing uncertainty surrounding governmental restrictions on restaurant capacity.

(1)

Average weekly same store sales per restaurant is computed by dividing total restaurant same store sales for the period by the total number of days all same store restaurants were open for the period to obtain a daily sales average. The daily same store sales average is then multiplied by seven to arrive at average weekly same store sales per restaurant. Days on which restaurants are closed for business for any reason other than scheduled closures on Thanksgiving and Christmas are excluded from this calculation. Sales and sales days used in this calculation and amounts of other “same store” figures in this release include only those for restaurants in operation at the end of the period which have been open for more than 18 months when compared to the immediately preceding year. On a 2-year comparative basis, locations that were open during both periods of comparison are included in the average weekly same store sales calculations. Revenue associated with reduction in liabilities for gift cards, which is recognized in proportion to guest redemptions based on historical redemption rates and commonly referred to as gift card breakage, is not included in the calculation of average weekly same store sales per restaurant. Average weekly same store sales are computed from sales amounts that have been determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

(2)

Please refer to the financial information accompanying this release for our definition of the non-GAAP financial measure Adjusted EBITDA and a reconciliation of net income (loss) to Adjusted EBITDA. Management uses Adjusted EBITDA to evaluate operating performance and the effectiveness of its business strategies.

(3)

Restaurant Operating Profit (Loss) Margin is the ratio of Restaurant Operating Profit (Loss), a non-GAAP financial measure, to net sales. Please refer to the financial information accompanying this release for our definition of the non-GAAP financial measure Restaurant Operating Profit (Loss) and a reconciliation of operating income (loss) to Restaurant Operating Profit (Loss). Management uses Restaurant Operating Profit (Loss) to measure operating performance at the restaurant level.

About J. Alexander’s Holdings, Inc.

J. Alexander’s Holdings, Inc. is a collection of restaurants that focus on providing high-quality food, outstanding professional service and an attractive ambiance. The Company presently operates 47 restaurants in 16 states. The Company has its headquarters in Nashville, TN.

For additional information, visit www.jalexandersholdings.com

Forward-Looking Statements

This press release issued by J. Alexander’s Holdings, Inc. contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future, including the impact of the COVID-19 pandemic on our operations, operating restaurants at increased capacity, consumer demand, our sales and off-premise sales, cash position, liquidity, input costs, financial results, compliance with financial covenants in our loan agreement, borrowing availability, and our ability to manage through the COVID-19 pandemic. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and other events and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including the health and financial effects of the COVID-19 pandemic; availability and acceptance of effective vaccines and treatments for COVID-19 including any new variants; government restrictions on indoor and outdoor dining and the Company’s ability to operate its restaurants at normal capacities, and thereafter to reestablish and maintain satisfactory guest count levels and maintain or increase sales and operating margin in its restaurants under varying economic conditions; the effect of higher commodity prices, unemployment and other economic factors on consumer demand; increases in food input costs or product shortages and the Company’s response to them; the Company’s ability to obtain access to additional capital as needed; the Company’s ability to comply with financial covenants under its loan agreement with its lender and to access available borrowing capacity; the impact of any impairment of our long-lived assets, including tradename; the number and timing of new restaurant openings and the Company’s ability to operate them profitably; competition within the casual dining industry and within the markets in which our restaurants are located; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of third parties, including government agencies; changes in laws, including possible changes in the federal minimum wage rates; the uncertainties concerning the recently announced SPB Hospitality merger transaction, including the following: uncertainties as to whether the requisite approval of the J. Alexander’s shareholders will be obtained; the risk of shareholder litigation in connection with the transaction and any related significant costs of defense, and indemnification and liability; the possibility that various closing conditions for the transaction may not be satisfied or waived; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including circumstances that may give rise to the payment of a termination fee; the effects of possible disruptions to business operations of the Company prior to the closing; as well as other risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2021, as amended on April 29, 2021, and subsequent filings. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find it

In connection with the proposed merger, on August 9, 2021, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A. In addition, the Company expects to file with the SEC and furnish to its shareholders a definitive proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed merger. Promptly after filing its definitive proxy statement with the SEC, J. Alexander’s will mail the definitive proxy statement and a proxy card to each shareholder of J. Alexander’s entitled to vote at the special meeting relating to the proposed merger. The preliminary proxy statement and definitive proxy statement will contain important information about the proposed merger and related matters. SHAREHOLDERS OF J. ALEXANDER’S ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT J. ALEXANDER’S WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT J. ALEXANDER’S, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT THAT HOLDERS OF THE COMPANY’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING VOTING. This press release is not a substitute for the preliminary proxy statement, definitive proxy statement, or any other document that J. Alexander’s may file with the SEC and send to its shareholders in connection with the proposed merger. The proposed merger will be submitted to J. Alexander’s shareholders for their consideration.

Shareholders of J. Alexander’s will be able to obtain the preliminary proxy statement, definitive proxy statement, as well as other filings containing information about J. Alexander’s and the proposed merger, without charge, at the SEC’s website (http://www.sec.gov ). Copies of the proxy statements (when available) and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by going to J. Alexander’s Investor Relations page on its website at https://investor.jalexandersholdings.com.

Participants in Solicitation

J. Alexander’s and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding the interests of the Company’s directors and executive officers and their ownership of shares of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on May 13, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed merger, by security holdings or otherwise, are contained in the preliminary proxy statement and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC in connection with the proposed merger when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Contact:

J. Alexander’s Holdings, Inc.

Jessica Hagler

Chief Financial Officer

(615) 269-1900

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Net sales	$68,101	$27,602	$125,476	$84,574
Costs and expenses:
Food and beverage costs	22,899	10,471	39,986	29,038
Restaurant labor and related costs	19,046	12,554	35,721	32,892
Depreciation and amortization of restaurant property and equipment	2,988	3,060	5,871	6,154
Other operating expenses	13,479	8,536	25,201	20,490

Total restaurant operating expenses	58,412	34,621	106,779	88,574
Transaction expenses	1,888	(66)	1,934	623
General and administrative expenses	5,442	4,095	10,595	8,835
Goodwill impairment charge	—	—	—	15,737
Long-lived asset impairment charges and restaurant closing costs	(1)	178	2	867
Pre-opening expense	71	72	516	91

Total operating expenses	65,812	38,900	119,826	114,727

Operating income (loss)	2,289	(11,298)	5,650	(30,153)
Other income (expense):
Interest expense	(141)	(189)	(294)	(305)
Other, net	84	135	38	127

Total other expense	(57)	(54)	(256)	(178)

Income (loss) from continuing operations before income taxes	2,232	(11,352)	5,394	(30,331)
Income tax benefit (expense)	24	4,419	(343)	5,806
(Loss) income from discontinued operations, net	(3)	(55)	592	(107)

Net income (loss)	$2,253	$(6,988)	$5,643	$(24,632)

Basic earnings (loss) per share:
Income (loss) from continuing operations, net of tax	$0.15	$(0.47)	$0.34	$(1.67)
Income (loss) from discontinued operations, net	(0.00)	(0.00)	0.04	(0.01)

Basic earnings (loss) per share	$0.15	$(0.48)	$0.38	$(1.68)

Diluted earnings (loss) per share:
Income (loss) from continuing operations, net of tax	$0.15	$(0.47)	$0.34	$(1.67)
Income (loss) from discontinued operations, net	(0.00)	(0.00)	0.04	(0.01)

Diluted earnings (loss) per share	$0.15	$(0.48)	$0.37	$(1.68)

Weighted average common shares outstanding:
Basic	14,757	14,695	14,757	14,695
Diluted	15,285	14,695	15,073	14,695

Note: Per share amounts may not sum due to rounding.

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

as a Percentage of Net Sales (Unaudited)

	Quarter Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Net sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Food and beverage costs	33.6	37.9	31.9	34.3
Restaurant labor and related costs	28.0	45.5	28.5	38.9
Depreciation and amortization of restaurant property and equipment	4.4	11.1	4.7	7.3
Other operating expenses	19.8	30.9	20.1	24.2

Total restaurant operating expenses	85.8	125.4	85.1	104.7
Transaction expenses	2.8	(0.2)	1.5	0.7
General and administrative expenses	8.0	14.8	8.4	10.4
Goodwill impairment charge	—	—	—	18.6
Long-lived asset impairment charges and restaurant closing costs	(0.0)	0.6	0.0	1.0
Pre-opening expense	0.1	0.3	0.4	0.1

Total operating expenses	96.6	140.9	95.5	135.7

Operating income (loss)	3.4	(40.9)	4.5	(35.7)
Other income (expense):
Interest expense	(0.2)	(0.7)	(0.2)	(0.4)
Other, net	0.1	0.5	0.0	0.2

Total other expense	(0.1)	(0.2)	(0.2)	(0.2)

Income (loss) from continuing operations before income taxes	3.3	(41.1)	4.3	(35.9)
Income tax benefit (expense)	0.0	16.0	(0.3)	6.9
(Loss) income from discontinued operations, net	(0.0)	(0.2)	0.5	(0.1)

Net income (loss)	3.3%	(25.3)%	4.5%	(29.1)%

Note: Certain percentage totals do not sum due to rounding.

J. Alexander’s Holdings, Inc. and Subsidiaries

Other Financial and Performance Data (Unaudited)

	Quarter Ended		Six Months Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Other Financial and Performance Data:

Adjusted EBITDA(1) (in thousands)	$7,788	$(7,363)	$14,980	$(5,399)
As a % of net sales	11.4%	-26.7%	11.9%	-6.4%

All Stores Basis Operating Metrics:
Average weekly sales per restaurant:

J. Alexander’s / Grill Restaurants	$120,200	$51,000	$112,800	$76,600
Percent change	135.7%		47.3%

Stoney River Steakhouse and Grill	$88,000	$34,300	$81,700	$53,400
Percent change	156.6%		53.0%

Average weekly guest counts:
J. Alexander’s / Grill Restaurants	86.4%	(49.6)%	27.4%	(32.1)%
Stoney River Steakhouse and Grill	103.9%	(50.3)%	34.7%	(31.4)%

Average guest check per restaurant (including alcoholic beverages):

J. Alexander’s / Grill Restaurants	$36.32	$28.66	$36.31	$31.42
Percent change	26.7%		15.6%

Stoney River Steakhouse and Grill	$45.28	$35.89	$45.14	$39.69
Percent change	26.2%		13.7%

Estimated inflation:
J. Alexander’s / Grill Restaurants (total food costs)	15.2%	3.8%
J. Alexander’s / Grill Restaurants (beef costs)	24.1%	5.1%
Stoney River Steakhouse and Grill (total food costs)	21.2%	5.2%
Stoney River Steakhouse and Grill (beef costs)	37.0%	5.8%

Same Store Basis Operating Metrics (2):
Average weekly same store sales per restaurant:

J. Alexander’s / Grill Restaurants	$121,600	$51,600	$114,200	$77,300
Percent change	135.7%		47.7%

Average weekly same store guest counts:
J. Alexander’s / Grill Restaurants	86.1%	(49.3)%	27.6%	(31.6)%

Average same store guest check per restaurant (including alcoholic beverages):

J. Alexander’s / Grill Restaurants	$36.16	$28.62	$36.20	$31.35
Percent change	26.3%		15.5%

(1)	See definitions and reconciliation attached.
(2)

All open locations are included in the same store base for Stoney River for the second quarter and first six months of 2021. As such, average weekly same store sales, guest counts and check averages shown above under the heading “All Stores Basis Operating Metrics” are also representative of the Same Store Basis Operating Metrics for Stoney River.

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited in thousands)

	July 4, 2021	January 3, 2021
Assets
Current assets:
Cash and cash equivalents	$22,611	$12,363
Other current assets	14,674	13,399

Total current assets	37,285	25,762

Other assets	6,583	6,195
Deferred income taxes, net	5,738	4,627
Property and equipment, net	99,422	102,188
Right-of-use lease assets, net	73,030	72,515
Tradename and other indefinite-lived intangibles	25,648	25,648
Deferred charges, net	163	184

	$247,869	$237,119

Liabilities and Stockholders’ Equity

Current liabilities	$31,184	$25,425
Long-term debt, net of portion classified as current and unamortized deferred loan costs	11,000	12,746
Long-term lease liabilities	78,960	78,968
Deferred compensation obligations	8,255	7,973
Other long-term liabilities	1,892	1,902
Stockholders’ equity	116,578	110,105

	$247,869	$237,119

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited in thousands)

	Six Months Ended
	July 4,	June 28,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$5,643	$(24,632)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	5,952	6,256
Equity-based compensation expense	830	908
Asset impairment charges	—	16,426
Other, net	(968)	(4,117)
Changes in assets and liabilities, net	3,823	1,395

Net cash provided by (used in) operating activities	15,280	(3,764)

Cash flows from investing activities:
Purchase of property and equipment	(2,827)	(3,030)
Other investing activities	(378)	(236)

Net cash used in investing activities	(3,205)	(3,266)

Cash flows from financing activities:
Proceeds from borrowings under debt agreement	5,000	32,100
Payments on long-term debt	(6,833)	(16,350)
Other financing activities	6	(208)

Net cash (used in) provided by financing activities	(1,827)	15,542

Increase in cash and cash equivalents	10,248	8,512
Cash and cash equivalents at beginning of the period	12,363	8,803

Cash and cash equivalents at end of the period	$22,611	$17,315

Supplemental disclosures:
Property and equipment obligations accrued at beginning of the period	$879	$1,116
Property and equipment obligations accrued at end of the period	1,278	860
Cash paid for interest	277	109
Cash paid for income taxes	1,272	83

J. Alexander’s Holdings, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

(Unaudited in thousands)

Non-GAAP Financial Measures

Within this press release, we present the following non-GAAP financial measures which we believe are useful to investors as key measures of our operating performance:

We define Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or “Adjusted EBITDA”, as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and adding asset impairment charges and restaurant closing costs, loss on disposals of fixed assets, transaction expenses, non-cash compensation, (income) loss from discontinued operations, and pre-opening expense.

Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors because it provides information regarding certain financial and business trends relating to our operating results and excludes certain items that are not indicative of our operations. Adjusted EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations.

We define “Restaurant Operating Profit” as net sales less restaurant operating costs, which are food and beverage costs, restaurant labor and related costs, depreciation and amortization of restaurant property and equipment, and other operating expenses. Restaurant Operating Profit is a non-GAAP financial measure that we believe is useful to investors because it provides a measure of profitability for evaluation that does not reflect corporate overhead and other non-operating or unusual costs. “Restaurant Operating Profit Margin” is the ratio of Restaurant Operating Profit to net sales.

Our management uses Adjusted EBITDA and Restaurant Operating Profit to evaluate the effectiveness of our business strategies. We caution investors that amounts presented in accordance with the above definitions of Adjusted EBITDA or Restaurant Operating Profit may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP financial measures in the same manner. Adjusted EBITDA and Restaurant Operating Profit should not be assessed in isolation from, or construed as a substitute for, net income (loss) , operating income (loss) or other measures presented in accordance with GAAP.

A reconciliation of these non-GAAP financial measures to the closest GAAP measure is set forth in the following tables:

	Quarter Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2021	2020	2021	2020
Net income (loss)	$2,253	$(6,988)	$5,643	$(24,632)

Income tax (benefit) expense	(24)	(4,419)	343	(5,806)
Interest expense	141	189	294	305
Depreciation and amortization	3,042	3,124	5,973	6,284

EBITDA	5,412	(8,094)	12,253	(23,849)

Transaction expenses	1,888	(66)	1,934	623
Loss on disposal of fixed assets	31	7	42	53
Asset impairment charges and restaurant closing costs	(1)	178	2	16,604
Non-cash compensation	447	485	888	972
(Income) loss from discontinued operations, net	3	55	(592)	107
Pre-opening expense	71	72	516	91
Employee retention credits	(63)	—	(63)	—

Adjusted EBITDA	$7,788	$(7,363)	$14,980	$(5,399)

J. Alexander’s Holdings, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

(Unaudited in thousands)

	Quarter Ended				Six Months Ended
	July 4,		June 28,		July 4,		June 28,
	2021		2020		2021		2020
	Amount	Percent of Net Sales	Amount	Percent of Net Sales	Amount	Percent of Net Sales	Amount	Percent of Net Sales
Operating income (loss)	$2,289	3.4%	$(11,298)	-40.9%	$5,650	4.5%	$(30,153)	-35.7%

General and administrative expenses	5,442	8.0%	4,095	14.8%	10,595	8.4%	8,835	10.4%
Transaction expenses	1,888	2.8%	(66)	-0.2%	1,934	1.5%	623	0.7%
Goodwill impairment charge	—	0.0%	—	0.0%	—	0.0%	15,737	18.6%
Long-lived asset impairment charges and restaurant closing costs	(1)	0.0%	178	0.6%	2	0.0%	867	1.0%
Pre-opening expense	71	0.1%	72	0.3%	516	0.4%	91	0.1%

Restaurant Operating Profit	$9,689	14.2%	$(7,019)	-25.4%	$18,697	14.9%	$(4,000)	-4.7%

Note: Certain percentage totals do not sum due to rounding.